Exhibit 99.1

The AgroFresh Business

Unaudited combined balance sheets as of June 30, 2015 and December 31, 2014, unaudited combined statements of income (loss) and comprehensive loss for the three months and six months ended June 30, 2015 and 2014, and cash flows and equity for the six months ended June 30, 2015 and 2014

The AgroFresh Business

The AgroFresh Business

Combined Statements of Income (Loss) and Comprehensive Loss

	Three Months Ended		Six Months Ended
In thousands (Unaudited)	Jun 30, 2015	Jun 30, 2014	Jun 30, 2015	Jun 30, 2014
Net sales	$17,729	$17,872	$50,525	$47,494
Cost of sales	5,110	3,779	10,117	9,037
Research and development expenses	5,932	5,261	10,515	10,206
Selling, general and administrative expenses	8,500	8,227	14,862	15,355
Amortization of intangibles	7,218	7,446	14,485	14,873
Sundry income - net	7	—	6	—
Income (Loss) Before Income Taxes	(9,024)	(6,841)	552	(1,977)
Provision for income taxes	4,985	7,822	12,081	10,753
Net Loss	(14,009)	(14,663)	(11,529)	(12,730)
Other Comprehensive Loss
Translation adjustments, net of tax	(119)	(169)	(1,453)	(2,759)
Comprehensive Loss	$(14,128)	$(14,832)	$(12,982)	$(15,489)

See Notes to the Combined Financial Statements.

The AgroFresh Business

Combined Balance Sheets

In thousands (Unaudited)	Jun 30, 2015	Dec 31, 2014
Assets
Current Assets
Accounts receivable:
Trade (net of allowance for doubtful receivables - 2015: $908; 2014: $1,678)	$32,794	$63,537
Other	1,105	862
Inventories	17,582	12,193
Deferred income tax assets - current	2,574	2,574
Total current assets	54,055	79,166
Property
Property	6,143	6,134
Less accumulated depreciation	2,157	2,000
Net property	3,986	4,134
Other Assets
Goodwill	155,953	155,953
Other Intangible assets (net of accumulated amortization - 2015: $181,471; 2014: $168,661)	81,861	96,961
Deferred income tax assets - noncurrent	475	475
Other Assets	700	817
Total other assets	238,989	254,206
Total Assets	$297,030	$337,506
Liabilities and Equity
Current Liabilities
Accounts payable:
Trade	$6,234	$5,944
Other	5,632	6,003
Deferred revenue - current	2,000	2,000
Income taxes payable	15,914	51,137
Deferred income tax liabilities - current	32	32
Accrued and other current liabilities	2,796	4,054
Total current liabilities	32,608	69,170
Noncurrent Liabilities
Deferred revenue - noncurrent	3,333	4,333
Deferred income tax liabilities - noncurrent	22,691	26,524
Other noncurrent obligations	3,218	3,128
Total noncurrent liabilities	29,242	33,985
Combined Equity
Net parent investment	234,575	232,293
Accumulated other comprehensive income	605	2,058
Total combined equity	235,180	234,351
Total Liabilities and Combined Equity	$297,030	$337,506

See Notes to the Combined Financial Statements.

The AgroFresh Business

Combined Statements of Cash Flows

	Six Months Ended
In thousands (Unaudited)	Jun 30, 2015	Jun 30, 2014
Operating Activities
Net loss	$(11,529)	$(12,730)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	14,913	15,313
Net gain on sales of property	(12)	—
Credit for deferred income tax	(3,833)	(4,870)
Changes in assets and liabilities:
Trade accounts receivable	30,743	31,037
Inventories	(5,389)	(3,314)
Trade accounts payable	290	551
Income Taxes payable	(35,223)	(18,232)
Other assets and liabilities	(3,522)	(7,680)
Cash (used in) provided by operating activities	(13,562)	75
Investing Activities
Capital expenditures	(312)	(358)
Proceeds from sales of property	63	—
Cash used in investing activities	(249)	(358)
Financing Activities - Cash Transfers from Parent, net	13,811	283
Net Change in Cash and Cash Equivalents	—	—
Cash and Cash Equivalents:
Beginning of the year	—	—
End of period	$—	$—

See Notes to the Combined Financial Statements.

The AgroFresh Business

Combined Statements of Equity

In thousands (Unaudited)	Net Parent Investment	Accumulated Other Comprehensive Income	Total Combined Equity
Balance at December 31, 2013	$258,947	$6,381	$265,328
Net loss	(12,730)	—	(12,730)
Other comprehensive loss	—	(2,759)	(2,759)
Net transfers from parent	283	—	283
Balance at June 30, 2014	$246,500	$3,622	$250,122

In thousands (Unaudited)	Net Parent Investment	Accumulated Other Comprehensive Income	Total Combined Equity
Balance at December 31, 2014	$232,293	$2,058	$234,351
Net loss	(11,529)	—	(11,529)
Other comprehensive loss	—	(1,453)	(1,453)
Net transfers from parent	13,811	—	13,811
Balance at June 30, 2015	$234,575	$605	$235,180

See Notes to the Combined Financial Statements.

The AgroFresh Business

Notes to the Combined Financial Statements

Amounts in thousands unless otherwise noted (Unaudited)

Table of Contents

Note		Page
1	Description of the Business	7
2	Combined Financial Statements	7
3	Recent Accounting Guidance	7
4	Inventories	8
5	Goodwill and Other Intangible Assets	8
6	Commitments and Contingent Liabilities	9
7	Operating Segments	10
8	Subsequent Events	10

NOTE 1 - DESCRIPTION OF THE BUSINESS

AgroFresh (the “Business”) is a combination of wholly-owned subsidiaries and operations of The Dow Chemical Company (“Dow”) and a global business unit of the Agricultural Sciences operating segment. AgroFresh is an agricultural innovator in proprietary advanced technologies that enhance the freshness, quality, and value of fresh produce. The Business currently offers SmartFresh™ applications at customer sites through a direct service model utilizing third-party contractors. As part of the AgroFresh Business Whole Product offering, the Business also provides advisory services based on its extensive knowledge base on the use of its products collected through thousands of monitored applications. AgroFresh operates in over 40 countries and currently derives the majority of its revenue working with customers to protect the value of apples, pears, and other produce during storage. Line extensions and new services have been introduced to strengthen the Business’s global position in post-harvest storage and to capitalize on adjacent growth opportunities in pre-harvest markets.

NOTE 2 - COMBINED FINANCIAL STATEMENTS

The unaudited interim financial statements of AgroFresh present the results of operations, financial position, and cash flows of the Business and have been derived from the combined financial statements and accounting records of Dow using the historical results of operations and historical basis of assets and liabilities of the Business. The combined financial statements of the AgroFresh Business were prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and reflect all adjustments (including normal recurring accruals) which, in the opinion of management, are considered necessary for the fair presentation of the results for the periods presented. The Business derives its earnings primarily from the application of products used in the post-harvest protection of produce. Therefore, the interim results of the Business reflect revenue and expenses coinciding with the growing and harvest seasons of the respective markets served. As a result, interim financial results may not be indicative of the estimated results for a full fiscal year. These statements should be read in conjunction with the AgroFresh Business audited combined financial statements and notes thereto for the year ended December 31, 2014.

NOTE 3 - RECENT ACCOUNTING GUIDANCE

Accounting Guidance Issued But Not Yet Adopted as of June 30, 2015

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606),” which is the new comprehensive revenue recognition standard that will supersede all existing revenue recognition guidance under U.S. GAAP. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to a customer in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The revised effective date for this ASU is for

The AgroFresh Business

Notes to the Combined Financial Statements

Amounts in thousands unless otherwise noted (Unaudited)

annual and interim periods beginning on or after December 15, 2017, and early adoption will be permitted. Entities will have the option of using either a full retrospective approach or a modified approach to adopt the guidance in the ASU. The Business is currently evaluating the impact of adopting this guidance.

In July 2015, the FASB issued ASU 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory,” which applies to inventory that is measured using first-in, first-out (“FIFO”) or average cost. Under the updated guidance, an entity should measure inventory that is within scope at the lower of cost and net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. Subsequent measurement is unchanged for inventory that is measured using last-in, last-out (“LIFO”). This ASU is effective for annual and interim periods beginning after December 15, 2016, and should be applied prospectively with early adoption permitted at the beginning of an interim or annual reporting period. The AgroFresh Business is currently evaluating the impact of adopting this guidance.

NOTE 4 - INVENTORIES

The following table provides a breakdown of inventories:

Inventories In thousands	Jun 30, 2015	Dec 31, 2014
Finished goods	$6,743	$3,689
Work in process	8,048	6,093
Raw materials	1,200	879
Supplies	1,591	1,532
Total inventories	$17,582	$12,193

Inventories are stated at the lower of cost or market. The method of determining cost is primarily first-in, first-out (“FIFO”) and average cost, and is used consistently from year to year.

NOTE 5 - GOODWILL AND OTHER INTANGIBLE  ASSETS

Goodwill

The carrying amount of goodwill was $155,953 at June 30, 2015 and December 31, 2014.

Other Intangible Assets

The following table provides information regarding the Business’s intangible assets:

The AgroFresh Business

Notes to the Combined Financial Statements

Amounts in thousands unless otherwise noted (Unaudited)

	At June 30, 2015			December 31, 2014
Other Intangible Assets In thousands	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Other intangible assets with finite lives:
Intellectual property	$150,000	$(93,750)	$56,250	$150,000	$(86,250)	$63,750
Trademarks	6,000	(3,750)	2,250	6,000	(3,450)	2,550
Customer lists	106,533	(83,228)	23,305	108,834	(78,224)	30,610
Software	799	(743)	56	788	(737)	51
Total other intangible assets	$263,332	$(181,471)	$81,861	$265,622	$(168,661)	$96,961

The following table provides information regarding amortization expense related to intangible assets:

	Three Months Ended		Six Months Ended
Amortization Expense In thousands	Jun 30, 2015	Jun 30, 2014	Jun 30, 2015	Jun 30, 2014
Other intangible assets, excluding software	$7,218	$7,446	$14,485	$14,873
Software, included in “Cost of sales”	3	3	6	101
Total amortization expense for intangibles	$7,221	$7,449	$14,491	$14,974

Total estimated amortization expense for the next five years is as follows:

Estimated Amortization for the Next Five Years In thousands	Expense
2015	$29,673
2016	$29,673
2017	$18,101
2018	$15,612
2019	$3,902

NOTE 6 - COMMITMENTS AND CONTINGENT LIABILITIES

The Business is subject to various legal and regulatory proceedings incidental to the normal course of business. It is the opinion of management that the possibility is remote that the aggregate of all claims and lawsuits will have a material adverse impact on the combined financial statements.

Purchase Commitments

The Business has various purchasing contracts for contract manufacturing and research and development services which are based on the requirements of the Business. Generally, the contracts are at prices not in excess of current market price and do not commit the Business to obligations outside the normal customary terms for similar contracts.

The AgroFresh Business

Notes to the Combined Financial Statements

Amounts in thousands unless otherwise noted (Unaudited)

NOTE 7 - OPERATING SEGMENTS

AgroFresh is a combination of wholly-owned subsidiaries and operations of Dow, and is a global business unit of the Agricultural Sciences operating segment. AgroFresh utilizes a common service model, the AgroFresh Whole Product Offering, with its customers. Because there are no separable reportable business segments for AgroFresh, the results of AgroFresh are reported as a single operating segment.

AgroFresh uses EBITDA (which AgroFresh defines as earnings (i.e. “Net Income”) before interest, income taxes, depreciation and amortization) as its measure of profit/loss for segment reporting purposes. EBITDA includes all operating items relating to the business.

Reconciliation of EBITDA to “Income (Loss) Before	Three Months Ended		Six Months Ended
Income Taxes” In thousands	Jun 30, 2015	Jun 30, 2014	Jun 30, 2015	Jun 30, 2014
EBITDA	$(1,633)	$740	$15,465	$13,336
- Depreciation and amortization	7,391	7,581	14,913	15,313
Income (Loss) Before Income Taxes	$(9,024)	$(6,841)	$552	$(1,977)

NOTE 8 - SUBSEQUENT EVENTS

On April 30, 2015, Dow entered into a definitive Stock Purchase Agreement to sell the Business to Boulevard Acquisition Corp. On July 31, 2015 the sale of the Business was completed.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of Former AgroFresh’s financial condition and results of operations covers periods prior to the consummation of the previously announced business combination (the “Transaction”) in accordance with a Stock Purchase Agreement, dated April 30, 2015, between the Company and TDCC, providing for the acquisition by the Company of the AgroFresh business from TDCC, resulting in AgroFresh Inc. becoming a wholly-owned, indirect subsidiary of the Company and summarizes the factors that had a material effect on its results of operations during the six months ended June 30, 2015 and June 30, 2014. Accordingly, the discussion and analysis of historical periods does not reflect the significant impact that the Transaction will have on Post-Closing AgroFresh. The Transaction impact includes, without limitation, increased leverage and debt service requirements, the impact of purchase accounting, and costs to operate as a standalone company which is discussed in the “Impact of the Transaction”, “Following the Transaction” and other designated sections in Boulevard Acquisition Corp.’s definitive proxy statement filed with the Securities and Exchange Commission (the "SEC") on July 16, 2015 (the "Proxy Statement"). Unless otherwise stated, references to Former AgroFresh or the AgroFresh Business in this section generally refer to the business as historically conducted on an integrated basis by AgroFresh Inc. and through operations within other subsidiaries of TDCC globally. “Post-Closing AgroFresh” refers to the AgroFresh business after it became a wholly-owned, indirect subsidiary of the Company.

The following discussion should be read in conjunction with the “Selected Financial Information” and Former AgroFresh’s consolidated financial statements and related notes thereto included in the Proxy Statement and incorporated by reference herein, and the Unaudited Pro Forma Condensed Combined Financial Information filed with the Company’s Current Report on Form 8-K as Exhibit 99.1 on August 6, 2015 (the “Form 8-K”). In addition to historical information, this discussion contains forward-looking statements that involve risks, uncertainties and assumptions that could cause actual results to differ materially from Former AgroFresh management’s expectations. Factors that could cause such differences are discussed in “Cautionary Note Regarding Forward-Looking Statements” included in the Form 8-K and “Risk Factors” incorporated by reference in the Form 8-K. The Company assumes no obligation to update any of these forward-looking statements.

Overview

Former AgroFresh is an agricultural innovator in proprietary technologies that enhance the freshness, quality, and value of fresh produce. Former AgroFresh currently offers SmartFresh™ applications at customer sites through a direct service model utilizing third-party contractors. As part of the AgroFresh™ Whole Product offering, Former AgroFresh also provides advisory services based on its extensive knowledge base on the use of 1-MCP collected through thousands of monitored applications done as part of the SmartFresh Whole Product offering. Former AgroFresh operates in over 40 countries and derives over 90% of its revenue working with customers to protect the value of apples, pears, and other produce during storage.

Historically, AgroFresh before the Transaction operated as a combination of an indirect wholly-owned subsidiary, and operations within other subsidiaries, of TDCC. Former AgroFresh’s carve-out Combined Financial Statements presented in the Proxy Statement beginning on page F-2 and incorporated herein by reference have been derived from the financial statements and accounting records of TDCC. The preparation of this information was based on certain assumptions and estimates, including the allocation of certain TDCC corporate costs.

Factors Affecting Former AgroFresh’s Results of Operations

Former AgroFresh’s results of operations are affected by a number of external factors. Some of the more important factors are briefly discussed below.

Demand for Former AgroFresh’s Offerings

Former AgroFresh services customers in over 40 countries and derives its revenue by assisting growers and packers to optimize the value of their crops primarily through the post-harvest period. Its products and services add value to its customers by reducing food spoilage and extending the life of perishable fruits. The U.S. Food and Agriculture Organization has estimated that a growing global population would require a near doubling of food production in developing countries by 2050 to meet expected demand.

This global trend, among others, creates demand for Former AgroFresh’s solutions. Former AgroFresh’s offerings are currently protected by patents on the encapsulation of the active ingredient, 1-MCP.

The global produce market is a function of both the size and the yield of the crop harvested; variations in either will affect total production. Because Former AgroFresh’s customers operate in the agricultural industry, weather patterns may impact their total production which defines the business’s commercial opportunities. Former AgroFresh supports a diverse customer base whose end markets vary due to the type of fruit and quality of the product demanded in their respective markets. Such variation across end markets affects demand for Former AgroFresh’s services.

Customer Pricing

Former AgroFresh’s offerings are priced based on the value they provide to Former AgroFresh’s customers. From time to time, Former AgroFresh adjusts the pricing of its offering to address market trends. Former AgroFresh does not price its products in relation to any underlying cost of materials or services; therefore, its margins can fluctuate with changes in these costs. Former AgroFresh pricing may include rebate arrangements with customers in exchange for mutually beneficial long-term relationships and growth.

Whole Product Offering

The AgroFresh™ Whole Product offering is a direct service model for Former AgroFresh’s commercially available products, including SmartFresh™ and Harvista™. Sales and sales support personnel maintain direct face-to-face relationships with customers year round. Technical sales and support personnel work directly with customers to provide value-added advisory services regarding the application of SmartFresh. They provide comprehensive fruit physiology based technical advisory support. The actual application of SmartFresh is performed by service providers that are typically third-party contractors. The Harvista application service, through both aerial and ground application, is also administered by third-party service providers. Due to the pre-harvest mechanism of the Harvista applications, the variable cost for Harvista is higher than the comparative post-harvest application cost of SmartFresh.

Former AgroFresh is shifting the terms of its contracts with service providers from annual renewal periods to two or three year durations in order to have greater certainty that experienced applicators will be available for the next harvest season. Most of Former AgroFresh’s service providers are operating under multi-year contracts. Former AgroFresh management believes the quality and experience of its service providers delivers clear commercial benefits.

Seasonality

Former AgroFresh’s operations are subject to seasonal variation due to the timing of the growing seasons around the world. Northern Hemisphere growers harvest from August through November, and Southern Hemisphere growers harvest from late January to early May. Since the majority of Former AgroFresh sales are in Northern Hemisphere countries, a proportionately greater share of its revenue is realized during the fourth quarter. There are also variations in the seasonal demands from year to year depending on weather patterns and crop size. This seasonality and variations of this seasonality could impact the ability to compare results between time periods.

Foreign Currency Exchange Rates

With a global customer base and geographic footprint, Former AgroFresh generates revenue and incurs costs in a number of different currencies, with the Euro comprising the most significant share. Fluctuations in the value of these currencies relative to the U.S. dollar can increase or decrease Former AgroFresh’s overall revenue and profitability as stated in U.S. dollars, which is Former AgroFresh’s reporting currency. In certain instances, if sales in a given geography have been adversely impacted on a long-term basis due to foreign currency depreciation, Former AgroFresh has been able to adjust its pricing so as to mitigate the impact on profitability.

Domestic and Foreign Operations

Former AgroFresh has both domestic and foreign operations. Former AgroFresh reported losses in the foreign component of income before income taxes for the three and six months ended June 30, 2015 and 2014. The foreign component of cost of sales is primarily based on the charges for product purchases set by AgroFresh Inc., the U.S. entity within the AgroFresh Business, which are based on estimates of market selling prices less local selling, general and administrative costs and other expenses. The foreign component of loss before income taxes is primarily due to a difference between the anticipated market selling prices and local expenses compared to actual results. Former AgroFresh’s domestic and foreign income before income taxes for the three and six months ended June 30, 2015 and 2014 in the unaudited carve-out Combined Financial Statements are not necessarily indicative of results that Former AgroFresh would have generated on a stand-alone basis. Fluctuations in foreign exchange rates, regional growth-related spending in research and development (“R&D”) and marketing expenses, and changes in local market selling prices, among other factors, may impact the profitability of foreign operations in the future.

Key Financial Definitions

Net Sales

Sales are recognized when there is evidence of an arrangement, the price is fixed and determinable, collection from the customer is probable and risk and title to the product transfer to the customer, or if an application service has been provided to the customer, when the application occurs. The standard terms of delivery are included in its contracts of sale, order confirmation documents and invoices. In addition, from time to time Former AgroFresh receives upfront royalty payments which are deferred and recognized as revenue when the royalty is earned. Sales are recorded net of provisions for customer discounts and rebate programs.

Cost of Sales

Former AgroFresh classifies the costs of manufacturing and distributing its products as cost of sales. Manufacturing costs include raw materials, utilities, packaging, fixed manufacturing costs, fees paid to third party contracted applicators, and fees paid to third party contract manufacturers associated with production. Fixed manufacturing costs include such items as plant site operating costs and overhead, production planning, depreciation and amortization, repairs and maintenance, environmental, and engineering costs and allocations to Former AgroFresh using TDCC’s cost allocation methodology. Freight costs and any directly related costs of transporting finished product to customers are recorded as “Cost of sales” in Former AgroFresh Inc.’s combined statements of income and comprehensive income. Royalty expense paid to third party technology providers is also included in cost of sales.

Research and Development

R&D expenses are the cost of services performed by the R&D function, including technical service and development, process research, and product development in support of Former AgroFresh. The expenses incurred by the R&D function in support of the AgroFresh Business include costs recorded within business direct cost centers and allocations to Former AgroFresh using TDCC’s cost allocation methodology. The direct costs include costs incurred with third party contractors and the expenses of the R&D individuals assigned to Former AgroFresh, including salaries, fringe benefits, travel, materials and supplies, information technology and office expenses.

Selling, General and Administrative Expenses

Selling, general and administrative expenses are the cost of services performed by the marketing and sales functions (including sales managers, field sellers, marketing research, marketing communications and promotion and advertising materials) and by administrative functions (including product management, business management, customer invoicing, and legal) in support of the AgroFresh Business. The expenses include costs recorded within business direct cost centers and allocations to the AgroFresh Business using TDCC’s cost allocation methodology. The direct costs include the expenses of the marketing and sales individuals assigned to the AgroFresh Business, including salaries, fringe benefits, travel, materials and supplies, information technology and office expenses.

Amortization of intangibles

Finite-lived intangible assets are amortized over their estimated useful lives generally on a straight-line basis, for periods ranging from five to twenty years. Finite-lived intangible assets are reviewed for impairment or obsolescence annually, or more frequently if events or changes in circumstances indicate that the carrying amount of an intangible asset may not be recoverable. If impaired, intangible assets are written down to fair value based on discounted cash flows. No impairment of finite-lived intangibles was recorded in any of the periods presented. Primarily, such finite-lived intangible assets arose when TDCC acquired Former AgroFresh in 2009.

Provision for Income Taxes

During the periods presented, Former AgroFresh did not file separate tax returns as it was included in the tax returns of TDCC entities within the respective tax jurisdictions. The income tax provision and related balance sheet amounts were calculated using a separate return basis, as if Former AgroFresh was a separate taxpayer.

The provision for income taxes has been determined using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities using enacted rates. The effect of a change in tax rates on deferred tax assets is recognized in income in the period that includes the enactment date. Deferred taxes are not provided on the unremitted earnings of subsidiaries outside of the U.S. when it is expected that these earnings will be permanently reinvested.

Annual tax provisions include amounts considered sufficient to pay assessments that may result from examinations of prior year tax returns; however, the amount ultimately paid upon resolution of issues raised may differ from the amounts accrued.

The financial statement effect of an uncertain income tax position is recognized when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. Accruals are recorded for other tax contingencies when it is probable that a liability to a taxing authority has been incurred and the amount of the contingency can be reasonably estimated.

During the periods presented in the historical carve-out Combined Financial Statements presented in this Current Report on Form 8-K and Former AgroFresh did not file separate tax returns as it was included in the tax returns of TDCC entities within the respective tax jurisdictions. The income tax provision included in such historical carve-out Combined Financial Statements presented in this Current Report on Form 8-K and was calculated for each period using a separate return basis, as if Former AgroFresh was a separate taxpayer. Accordingly, Former AgroFresh’s tax results as presented are not necessarily indicative of results that Former AgroFresh would have generated as a stand-alone company.

Comparability of Historical Results

Historically, the AgroFresh Business operated as a combination of an indirect wholly-owned subsidiary, and operations within other subsidiaries of TDCC. Former AgroFresh’s carve-out Combined Financial Statements presented in this Current Report on Form 8-K and have been derived from the financial statements and accounting records of TDCC. The preparation of this information was based on certain assumptions and estimates, including the allocation of certain TDCC corporate costs.

The carve-out Combined Financial Statements presented in this Current Report on Form 8-K and do not purport to reflect what the results of operations, comprehensive income, financial position, equity or cash flows would have been had Former AgroFresh operated as a standalone company during the periods presented. For a detailed description of the basis of presentation and an understanding of the limitations of the predictive value of the historical combined financial statements, see Notes 1 and 2 to Former AgroFresh’s unaudited carve-out Combined Financial Statements.

Three Months Ended June 30, 2015 Compared To Three Months Ended June 30, 2014

			2015 to 2014
(In thousands) For the three months ended June 30	2015	2014	$ Change	% Change
Net sales	17,729	17,872	(143)	-0.8%
Cost of sales	5,110	3,779	1,331	35.2%
Gross profit	12,619	14,093	(1,474)	-10.5%
Research and development expenses	5,932	5,261	671	12.8%
Selling, general and administrative expenses	8,500	8,227	273	3.3%
Amortization of intangibles	7,218	7,446	(228)	-3.1%
Sundry income - net	7	—	7	n/a
Loss before income taxes	(9,024)	(6,841)	(2,183)	31.9%
Provision for income taxes	4,985	7,822	(2,837)	-36.3%
Net loss	(14,009)	(14,663)	654	-4.5%
Key Metrics:
Gross margin	71.2%	78.9%

Net Sales

Net sales decreased $0.1 million, or .8%, to $17.7 million for the three months ended June 30, 2015 as compared to $17.9 million for the three months ended June 30, 2014. The decrease in sales was primarily driven by the reduction in crop applications for the quarter due to the early start of the South African and Brazilian growing seasons, partially offset by strong growth in Australia and New Zealand.  More specifically, revenue in North America decreased to $1.0 million in the three months ended June 30, 2015 from $1.2 million for the three months ended June 30, 2014 due to a shift in the timing of sales to flower distributors. Revenue in Europe, Middle East, and Africa (“EMEA”) decreased to $4.4 million in the three months ended June 30, 2015 from $4.7 million for the three months ended June 30, 2014. The decrease in EMEA sales was due to an earlier start to the growing season in South Africa which drove an increase in the amount of fruit treated in the prior quarter ended March 31, 2015 compared to the previous year. Revenue in Latin America decreased to $4.3 million in the three months ended June 30, 2015 from $5.7 million for the three months ended June 30, 2014 primarily driven by a large timing shift in Brazil and Argentina as both countries experienced an earlier start in their growing seasons and a lower number of applications in Chile due to a smaller apple crop. Revenue in the Asia Pacific region increased to $8.0 million in the three months ended June 30, 2015 from $6.3 million for the three months ended June 30, 2014. Higher sales in the Asia Pacific region were due to the larger apple crop in Australia and New Zealand along with increased market penetration in New Zealand.

Cost of Sales

Cost of sales increased $1.3 million to $5.1 million for the three months ended June 30, 2015 as compared to $3.8 million for the three months ended June 30, 2014 driven by higher application service costs.

Gross Profit

Gross profit decreased $1.5 million to $12.6 million for the three months ended June 30, 2015 as compared to $14.1 million for the three months ended June 30, 2014 primarily driven by lower sales and higher application service costs. As a result gross profit as a percent of net sales decreased to 71.2% for the three months ended June 30, 2015 compared to 78.9% for the three months ended June 30, 2014.

Research and Development Expenses

Research and development expenses increased $0.6 million to $5.9 million for the three months ended June 30, 2015 as compared to $5.3 million for the three months ended June 30, 2014 primarily driven by higher HarvistaTM product registration expenses and the timing of other project expenses.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased $0.3 million to $8.5 million for the three months ended June 30, 2015 as compared to $8.2 million for three months ended June 30, 2014. This increase was primarily driven by an increase in incentive compensation expense partially offset by the strength of the U.S. Dollar as compared to the Euro.

Income Tax Provision

Provision for income taxes decreased $2.8 million to $5.0 million for three months ended June 30, 2015 as compared to $7.8 million for the three months ended June 30, 2014. AgroFresh’s provision decreased primarily as a result of lower overall earnings and the geographic mix of earnings. Despite a loss before income taxes, the provision was unfavorable in both periods primarily due to earnings in jurisdictions with less favorable tax rates and losses in jurisdictions for which tax benefits are not available due to continued losses in these jurisdictions.

Six Months Ended June 30, 2015 Compared To Six Months Ended June 30, 2014

			2015 to 2014
(In thousands) For the six months ended June 30	2015	2014	$ Change	% Change
Net sales	50,525	47,494	3,031	6.4%
Cost of sales	10,117	9,037	1,080	12.0%
Gross profit	40,408	38,457	1,951	5.1%
Research and development expenses	10,515	10,206	309	3.0%
Selling, general and administrative expenses	14,862	15,355	(493)	-3.2%
Amortization of intangibles	14,485	14,873	(388)	-2.6%
Sundry income - net	6	—	6	n/a
Income / (loss) before income taxes	552	(1,977)	2,529	-127.9%
Provision for income taxes	12,081	10,753	1,328	12.4%
Net loss	(11,529)	(12,730)	1,201	-9.4%
Key Metrics:
Gross margin	80.0%	81.0%

Net Sales

Net sales increased $3.0 million, or 6.4%, to $50.5 million for the six months ended June 30, 2015 as compared to $47.5 million for the six months ended June 30, 2014.  Sales gains were primarily driven by increased penetration and larger apple crops in New Zealand and South Africa, a larger apple crop in Australia, and increased applications on plums and pears in Latin America, which were partially offset by the smaller apple crop in Chile and Brazil. More specifically, revenue in North America increased to $2.1 million in the six months ended June 30, 2015 from $1.8 million for the six months ended June 30, 2014 due to increased flower applications. Revenue in EMEA increased to $11.4 million in the six months ended June 30, 2015 from $10.3 million for the six months ended June 30, 2014. Higher sales in EMEA were primarily driven by more product applications in South Africa due to a strong apple crop and greater penetration in persimmon. Revenue in Latin America decreased to $24.2 million in the six months ended June 30, 2015 from $24.8 million for the six months ended June 30, 2014 primarily driven by a smaller apple crop in Brazil and Chile resulting in fewer SmartFreshTM applications partially offset by growth in applications on plums and pears. Revenue in the Asia Pacific region increased to $ 12.8 million in the six months ended June 30, 2015 from $10.6 million for the six months ended June 30, 2014. Higher sales in the Asia Pacific region were due to the larger apple crop in Australia and New Zealand along with increased market penetration in New Zealand.

Cost of Sales

Cost of sales increased $1.1 million to $10.1 million for the six months ended June 30, 2015 as compared to $9.0 million for the six months ended June 30, 2014 primarily driven by increased sales.

Gross Profit

Gross profit increased $1.9 million to $40.4 million for the six months ended June 30, 2015 as compared to $38.5 million for six months ended June 30, 2014 primarily driven by the increase in net sales. Gross profit as a percentage of net sales decreased slightly to 80.0% for the six months ended June 30, 2015 compared to 81.0% for the six months ended June 30, 2014.

Research and Development Expenses

Research and development expenses increased $0.3 million to $10.5 million for the six months ended June 30, 2015 as compared to $10.2 million for the six months ended June 30, 2014 primarily driven by higher HarvistaTM product registration expenses and the timing of other project expenses.

Selling, General and Administrative Expenses

Selling, general and administrative expenses decreased $0.5 million to $14.9 million for the six months ended June 30, 2015 as compared to $15.4 million for six months ended June 30, 2014. This decrease was primarily driven by favorable currency impact from a stronger U.S. Dollar as compared to the Euro partially offset by increased incentive compensation expense.

Income Tax Provision

Provision for income taxes increased $1.3 million to $12.1 million for six months ended June 30, 2015 as compared to $10.8 million for the six months ended June 30, 2014. AgroFresh’s provision increased primarily as a result of higher earnings. The effective tax rate is high in both periods primarily due to earnings in jurisdictions with less favorable tax-rates and losses in jurisdictions for which tax benefits are not available due to continued losses in these jurisdictions.